INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer International Growth
Fund of our report dated December 19, 2003, included in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              /s/ KPMG LLP
                              ------------

                              KPMG LLP

Denver, Colorado
January 21, 2004